FOR IMMEDIATE RELEASE

Marin Software Announces Plan of Dissolution

San Francisco, CA – April 10, 2025 – Marin Software Incorporated (NASDAQ: MRIN), a provider of digital marketing software for performance-driven advertisers and agencies, today announced that its Board of Directors has approved a Plan of Dissolution and Liquidation (the "Plan of Dissolution"), subject to the approval of Marin Software’s stockholders.

Following a thorough review of strategic alternatives, the Board has determined that an orderly wind-down of Marin Software’s operations is in the best interest of stockholders.

If the Plan of Dissolution is approved by stockholders, Marin intends:

●
to wind down and cease its remaining operations in an orderly manner;
●
to delist its shares of common stock from Nasdaq;
●
to satisfy or resolve its outstanding liabilities and obligations;
●
to explore any further opportunities to dispose of some or all of its assets; and
●
to distribute any available net proceeds to stockholders.

Christopher Lien, Founder and Chief Executive Officer of Marin Software, said: “On behalf of Marin Software, I want to thank our customers, partners, team members, and stockholders for their support over the years.”

Marin Software expects to convene a special meeting of stockholders during the second quarter of 2025 to seek approval of the Plan of Dissolution, and will file proxy materials with the U.S. Securities and Exchange Commission (SEC) in the coming weeks. Subject to obtaining stockholder approval, Marin Software will begin the dissolution process in accordance with Delaware law.

Important Additional Information to be filed with the SEC

In connection with the Plan of Dissolution, Marin Software Incorporated (the “Company”) intends to file with the SEC a preliminary proxy statement and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will make available or mail a copy of the definitive proxy statement to stockholders on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the company may also be obtained by directing a written request to: Marin Software Incorporated, Investor Relations, 149 New Montgomery Street, 4th Floor, San Francisco, CA 94105, or by email to ir@marinsoftware.com. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan of Dissolution.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the Plan of Dissolution. Information about the persons who may be considered to be participants in the solicitation of the company’s stockholders in connection with the Plan of Dissolution, and any interest they have in the Plan, will be set forth in the definitive proxy statement when it is filed with the SEC. These documents (when they become available) may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Marin Software Incorporated, Investor Relations, 149 New Montgomery Street, 4th Floor, San Francisco, CA 94105, or by email to ir@marinsoftware.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “estimates,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the company’s evaluation and discussion of strategic options, the planned dissolution of the Company, the timing of calling a special meeting of stockholders and filing proxy materials, and the Company’s intentions if its stockholders approve the Plan of Dissolution. The Company’s expectations regarding these matters may not materialize, and actual results are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: the company’s ability to successfully and timely execute and consummate any sales of any of its assets; unexpected personnel-related termination or other costs; the availability, timing and amount of any stockholder distributions; any amount to be reserved by the Company and the adequacy of such reserves to satisfy the Company’s obligations; potential unknown contingencies or liabilities, and the Company’s ability to favorably resolve them, if at all; the amount of any proceeds that might be realized from any sale or other disposition of any assets; the incurrence by the Company of expenses relating to the dissolution; the ability of the Board of Directors to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval; the risk of being delisted from Nasdaq for failure to meet Nasdaq’s continued listing requirements prior to dissolution; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q filed with the SEC on November 12, 2024, and the company’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Marin Software as of the date hereof. The company disclaims any obligation to update any forward-looking statements, except as required by law.

About Marin Software

Marin Software Incorporated (NASDAQ: MRIN) provides a cross-channel advertising management platform that enables digital marketers to measure, manage, and optimize their online advertising campaigns. Founded in 2006, Marin is headquartered in San Francisco, California.

Investor Contact:
ir@marinsoftware.com